Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-188502 on Form S-3 of our report dated February 28, 2014, relating to the consolidated financial statements of Burlington Northern Santa Fe, LLC and subsidiaries, appearing in this Annual Report on Form 10-K of Burlington Northern Santa Fe, LLC and subsidiaries for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP

Fort Worth, Texas
February 28, 2014

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